SCHEDULE A

TO THE

AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

BETWEEN

RIDGEWORTH FUNDS

AND

RIDGEWORTH CAPITAL MANAGEMENT, INC.

Breakpoint Advisory Fee Schedules and Discounts:

Equity and Fixed Income Funds:

First $500 million = None (full fee)

Next $500 million = 5% discount from full fee

Over $1.0 billion = 10% discount from full fee

Equity Funds

Fund	Fee
Aggressive Growth Allocation Strategy	0.10%
Aggressive Growth Stock Fund	0.85%
Conservative Allocation Strategy	0.10%
Growth Allocation Strategy	0.10%
International Equity Fund	0.90%
International Equity Index Fund	0.45%
Large Cap Core Growth Stock Fund[1]	0.70%
Large Cap Growth Stock Fund	0.70%
Large Cap Value Equity Fund	0.70%
Mid-Cap Value Equity Fund	0.75%
Moderate Allocation Strategy	0.10%
Select Large Cap Growth Stock Fund	0.70%
Small Cap Growth Stock Fund	0.85%
Small Cap Value Equity Fund	0.85%

[1]	Formerly known as “Large Cap Core Equity Fund.”

Fixed Income Funds

Fund	Fee
Core Bond Fund[2]	0.25%[3]
Corporate Bond Fund	0.40%
Georgia Tax-Exempt Bond Fund	0.50%
High Grade Municipal Bond Fund	0.50%
High Income Fund	0.55%
Intermediate Bond Fund	0.25%
Investment Grade Tax-Exempt Bond Fund	0.50%
Limited Duration Fund	0.10%
Limited-Term Federal Mortgage Securities Fund	0.50%
North Carolina Tax-Exempt Bond Fund	0.50%
Seix Floating Rate High Income Fund	0.45%
Seix High Yield Fund	0.45%
Short-Term Bond Fund	0.40%
Short-Term Municipal Bond Fund[4]	0.35%[5]
Short-Term U.S. Treasury Securities Fund	0.35%
Total Return Bond Fund	0.25%
Ultra-Short Bond Fund	0.22%
U.S. Government Securities Fund	0.50%
U.S. Government Securities Ultra-Short Bond Fund	0.20%
Virginia Intermediate Municipal Bond Fund	0.50%

September 8, 2008

February 11, 2009

July 29, 2009

November 15, 2011

April 10, 2012

May 24, 2012

[2]	Formerly known as “Investment Grade Bond Fund”
[3]	Adjusted to reflect a decrease in the management fees effective October 1, 2011.
[4]	Formerly known as “Maryland Municipal Bond Fund”
[5]	Adjusted to reflect a decrease in the management fees effective April 10, 2012.